                                                                      EXHIBIT 11

                               IPL SYSTEMS, INC.
                               ----------------

                                     COMPUTATION OF NET LOSS PER COMMON SHARE
                                     ----------------------------------------
                                  (Thousands of dollars except per share amounts)



                                                                           Three Months Ended
                                                                           ------------------

                                                                     June 30,                 June 30,
                                                                       1996                     1995
                                                                    ----------                ----------
                 Primary
                 -------

                 Net income (loss)                                  $    ( 581)               $    ( 389)
                                                                    ----------                ----------

                 Weighted average shares outstanding                 5,613,326                 5,384,519
                                                                    ----------                ----------
                 Dilutive stock options based on the
                   treasury stock method using average                       -                         -
                   market price for the period                      ----------                ----------

                 Common shares used in calculation of
                   net loss per share                                5,613,326                 5,384,519
                                                                    ==========                ==========

                 Net income (loss) per share                        $    (0.10)               $    (0.07)
                                                                    ==========                ==========

                 Fully Diluted
                 -------------

                 Net income (loss)                                  $     (581)               $     (389)
                                                                    ==========                ==========

                 Weighted average shares outstanding                 5,613,326                 5,384,519

                 Dilutive stock options based on the
                   treasury stock method using the
                   higher of average or period end
                   market price   (A)                                  177,089                   259,342
                                                                    ----------                ----------

                 Common shares used in calculation of
                   net loss per share                                5,790,415                 5,643,861
                                                                    ==========                ==========

                 Net income (loss) per share                        $    (0.10)               $    (0.07)
                                                                    ==========                ==========



(A) This calculation is presented in accordance with Item 601 of Regulation S-X although it is not required by Paragraph 14 of APB Opinion No. 15.

                                                                      EXHIBIT 11
                                                                     (CONTINUED)
                               IPL SYSTEMS, INC.
                               ----------------
                    COMPUTATION OF NET LOSS PER COMMON SHARE
                    ----------------------------------------
                (Thousands of dollars except per share amounts)


                                                                           Six  Months Ended
                                                                           -----------------

                                                                      June 30,                June 30,
                                                                        1996                    1995
                                                                     ----------              ----------
                 Primary
                 -------

                 Net  loss                                           $     (351)             $   (1,174)
                                                                     ----------              ----------

                 Weighted average shares outstanding                  5,602,034               5,383,319

                 Dilutive stock options based on the
                   treasury stock method using average
                   market price for the period                             -                      -
                                                                     ----------              ----------

                 Common shares used in calculation of
                   net loss per share                                 5,602,034               5,383,319
                                                                     ==========              ==========

                 Net loss per share                                  $    (0.06)             $    (0.22)
                                                                     ==========              ==========

                 Fully Diluted
                 -------------

                 Net income (loss)                                   $     (351)             $   (1,174)
                                                                     ==========              ==========

                 Weighted average shares outstanding                  5,602,034               5,383,319

                 Dilutive stock options based on the
                   treasury stock method using the
                   higher of average or period end
                   market price                            (A)          163,074                 303,261
                                                                     ----------              ----------

                 Common shares used in calculation of
                   net loss per share                                 5,765,108               5,687,780
                                                                     ==========              ==========

                 Net income (loss) per share                         $    (0.06)             $    (0.21)
                                                                     ==========              ==========


(A) This calculation is presented in accordance with Item 601 of Regulation S-X although it is not required by Paragraph 14 of APB Opinion No. 15.





                                       16